PRESS RELEASE

OM GROUP ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS

Company reaffirms 2014 full-year pro forma EBITDA forecast of $130-$140 million

CLEVELAND - April 30, 2014 - OM Group, Inc. (NYSE: OMG) today announced financial results for the three months ended March 31, 2014. For the quarter, the Company reported pro forma EBITDA of $28 million, excluding the results of its divested Advanced Materials cobalt business. The Company also reported first quarter 2014 income from continuing operations of $0.16 per diluted share, or $0.20 per diluted share excluding the divested Advanced Materials business. Reconciliations of the Company’s reported results to corresponding U.S. GAAP results are included in this press release.

“First quarter 2014 results are in line with our expectations,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. “Our key markets in Europe and global consumer electronics remain relatively unchanged from the fourth quarter of 2013, and our Battery Technologies business achieved another strong first quarter. We expect increasing growth in several of our end markets throughout 2014 which, along with the anticipated benefits from our various growth and operations initiatives, are expected to increase profitability sequentially throughout the remaining quarters of this year. We are reaffirming our previously-announced forecast of $130-$140 million of pro forma EBITDA for the full year 2014.”

During the quarter, the Company paid a quarterly cash dividend of $0.075 per share, its first since 2002. “Over the past few years, we built a new portfolio of businesses,” said Mr. Scaminace. “By reducing the volatility and increasing the predictability of earnings, we positioned OM Group to pay a cash dividend while continuing to fully pursue our strategic growth plan. This dividend represents one of many paths to create shareholder value.”

First quarter net sales were $262 million, or $247 million on a pro forma basis excluding the divested Advanced Materials business. Rare earth pricing pass-throughs on the sales line were $6 million lower in the first quarter of 2014 compared to a year ago. Excluding the Advanced Materials sales and the rare earth pricing impact, sales were down 1% compared to the first quarter of 2013 on slightly lower volumes in Magnetic Technologies due primarily to weaker renewable energy and industrial markets in Europe. Sales in Battery Technologies and Specialty Chemicals were relatively flat in the first quarter of 2014 compared to the first quarter of 2013. Sequentially, excluding the Advanced Materials business, sales were up 3% compared to the fourth quarter of 2013, driven by higher sales in Battery Technologies.

Cash flows used in operating activities in the first quarter of 2014 were $3 million as compared with usage of $18 million in the prior year’s first quarter. As of March 31, 2014, the Company had $110 million of cash and no debt outstanding. The Company has an undrawn revolver of $350 million to execute its strategy of organic growth and synergistic acquisitions.

Mr. Scaminace concluded, “We remain excited about our future. We continue to actively identify and evaluate synergistic acquisition opportunities that will complement our existing businesses. We also continue to make progress on the operations and commercial initiatives that will help us to improve margins and cash flows throughout the remainder of 2014 and beyond. We look forward to keeping you updated on our progress this year.”

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EDT today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OM Group's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Webcasts” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace, industrial and renewable energy. Its business platforms use innovation and technology to address customers’ complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2013.

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OM Group Contact: Rob Pierce, Vice President, Finance, +1.216.263.7489

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
(in millions)
ASSETS
Current assets
Cash and cash equivalents	$109.6	$118.4
Accounts receivable, net	151.3	150.7
Inventories	244.9	240.9
Other current assets	22.3	32.3
Total current assets	528.1	542.3
Property, plant and equipment, net	336.0	345.6
Goodwill	431.2	432.7
Intangible assets, net	396.2	403.0
Other non-current assets	59.6	59.5
Total assets	$1,751.1	$1,783.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	72.7	93.6
Accrued employee costs	33.8	36.2
Purchase price of VAC payable to seller	52.5	52.5
Other current liabilities	57.2	63.4
Total current liabilities	216.2	245.7
Deferred income taxes	102.0	102.5
Pension liabilities	219.7	220.5
Purchase price of VAC payable to seller	11.3	11.3
Other non-current liabilities	39.2	43.3
Total equity	1,162.7	1,159.8
Total liabilities and equity	$1,751.1	$1,783.1

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)	Three Months Ended March 31,
	2014	2013
Net sales	$261.7	$341.8
Cost of goods sold	199.8	267.6
Gross profit	61.9	74.2
Selling, general and administrative expenses	53.4	60.1
Operating profit	8.5	14.1
Other expense:
Interest expense	(0.7)	(7.6)
Foreign exchange loss	(0.3)	(2.7)
Loss on divestiture of Advanced Materials business	(0.2)	(111.5)
Other, net	(0.6)	(0.7)
Income (loss) from continuing operations before income tax expense	6.7	(108.4)
Income tax expense	1.4	2.6
Income (loss) from continuing operations, net of tax	5.3	(111.0)
Loss from discontinued operations, net of tax	(0.1)	(0.5)
Consolidated net income (loss)	5.2	(111.5)
Net loss attributable to noncontrolling interests	—	(1.8)
Net income (loss) attributable to OM Group, Inc. common stockholders	$5.2	$(109.7)
Earnings (loss) per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.17	$(3.43)
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	—	(0.01)
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.17	$(3.44)
Earnings (loss) per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.16	$(3.43)
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	—	(0.01)
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.16	$(3.44)
Weighted average shares outstanding
Basic	31.5	31.9
Assuming dilution	31.9	31.9

Dividends declared per common share	$0.075	$—

Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$5.3	$(109.2)
Loss from discontinued operations, net of tax	(0.1)	(0.5)
Net income (loss)	$5.2	$(109.7)

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31,
(in millions)	2014	2013
Operating activities
Consolidated net income (loss)	$5.2	$(111.5)
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
Loss from discontinued operations	0.1	0.5
Depreciation and amortization	18.1	21.4
Amortization of deferred financing fees	0.3	1.1
Share-based compensation expense	2.6	1.6
Foreign exchange loss	0.3	2.7
Loss on divestiture of Advanced Materials business	0.2	111.5
Deferred income tax provision (benefit)	(1.0)	6.7
Other non-cash items	1.0	2.0
Changes in operating assets and liabilities, excluding the effect of divestitures:
Accounts receivable	(0.8)	(19.2)
Inventories	(4.0)	(2.9)
Accounts payable	(20.8)	(15.7)
Accrued tax	(0.9)	(9.2)
Other, net	(3.1)	(6.6)
Net cash used for operating activities	(2.8)	(17.6)
Investing activities
Expenditures for property, plant and equipment	(3.2)	(12.5)
Proceeds from divestiture of Advanced Materials business	—	302.1
Net cash provided by (used for) investing activities	(3.2)	289.6
Financing activities
Payments of long-term debt	—	(374.0)
Dividends paid	(2.4)	—
Proceeds from exercise of stock options	0.5	—
Debt issuance costs	(0.1)	—
Payment related to surrendered shares	(0.7)	(0.6)
Share repurchases	—	(5.0)
Net cash used for financing activities	(2.7)	(379.6)
Effect of exchange rate changes on cash	(0.1)	(2.2)
Cash and cash equivalents
Decrease from continuing operations	(8.8)	(109.8)
Discontinued operations - net cash used for operating activities	—	(0.7)
Discontinued operations - net cash used for investing activities	—	(1.9)
Balance at the beginning of the period	118.4	227.6
Balance at the end of the period	$109.6	$115.2

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended March 31,
(in millions)	2014	2013
Net Sales
Magnetic Technologies	$129.2	$137.1
Battery Technologies	40.5	41.0
Specialty Chemicals (a)	76.9	77.4
Advanced Materials	15.1	86.5
Intersegment items	—	(0.2)
	$261.7	$341.8

Operating profit (loss)
Magnetic Technologies (b)	$5.7	$6.4
Battery Technologies (b)	6.3	8.3
Specialty Chemicals (a)	7.4	7.0
Advanced Materials	(1.0)	1.7
Corporate	(9.9)	(9.3)
	$8.5	$14.1

(a) The March 31, 2013 results related to the UPC business are excluded from the Specialty Chemicals segment.
(b) The three months ended March 31, 2013 include costs related to cost reduction initiatives of $3.9 million in Magnetic Technologies and $0.2 million in Battery Technologies.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended March 31, 2014
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$5.7	$6.3	$7.4	$(9.9)	$9.5	$(1.0)	$8.5
Depreciation and amortization	11.8	2.6	3.6	0.1	18.1	—	18.1
Adjusted EBITDA	17.5	8.9	11.0	(9.8)	27.6	(1.0)	26.6

Three Months Ended March 31, 2013
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$6.4	$8.3	$7.0	$(9.3)	$12.4	$1.7	$14.1
Charges related to cost-reduction initiatives	3.9	0.2	—	—	4.1	—	4.1
Adjusted operating profit	10.3	8.5	7.0	(9.3)	16.5	1.7	18.2
Depreciation and amortization	10.8	2.5	3.8	0.1	17.2	4.2	21.4
Adjusted EBITDA	$21.1	$11.0	$10.8	$(9.2)	$33.7	$5.9	$39.6

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	March 31, 2014		March 31, 2013
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$5.3	$0.16	$(109.2)	$(3.40)

Loss on Advanced Materials divestiture	0.2	0.01	111.5	3.47

Charges related to cost-reduction initiatives	—	—	4.1	0.13

Tax effect of special items	—	—	(0.6)	(0.02)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$5.5	$0.17	$5.8	$0.18

Exclude: Operating results from divested Advanced Materials business, net of tax	(1.1)	(0.03)	0.6	0.02

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$6.6	$0.20	$5.2	$0.16

Weighted average shares outstanding - diluted (a)		31.9		32.1

(a) For the three months ended March 31, 2013, because the reported loss from continuing operations is income on an adjusted basis, we used diluted shares to calculate EPS.
In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as pro forma adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.